UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIMEADE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Material for the Annual Shareholders Meeting of
LIMEADE, INC.

to be held on:
Thursday, 15 June 2023 at 10 a.m. (AEST), being Wednesday, 14 June 2023 at 5:00 p.m. (PDT)

This communication is not a form for voting and presents only an overview of more complete proxy materials that are available to you on the internet. We encourage you to access and review all the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copies of the proxy materials you must request them. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before 1 June, 2023.

Please visit https://investors.limeade.com/investor-relations, where the following materials are available to view:
a.Notice of Annual Meeting of Shareholders of Limeade, Inc.
b.Proxy Statement and Explanatory Memorandum
c.Virtual Meeting Online Guide
d.Proxy Form
e.CDI Voting Instruction Form

TO REQUEST PAPER OR E-MAIL COPIES:	Telephone:	+1 (888) 830-9830
	Email:	cosec@companymatters.com.au
	Website:	www.linkmarketservices.com.au

TO VOTE:	Online:	To access your online proxy form or CDI voting instruction form please visit [add full internet address where proxy card and CDI Voting Instruction Form will be hosted] [or scan the QR code with your smartphone] .

	By Mail:	Limeade, Inc. C/- Link Market Services Limited Locked Bag A14 Sydney South NSW 1235 Australia

	By Fax:	+61 2 9287 0309
Valid Proxy Cards must be received by one of the methods described above no later than Tuesday, 13 June 2023 at 10.00 am (AEST), being Monday, 12 June 2023 at 5.00 pm (PDT).
Valid voting instructions (and any Power of Attorney under which it is signed) must be received by one of the methods described above no later than Monday, 12 June 2023 at 10.00 am (AEST), being Sunday, 11 June 2023 at 5.00 pm (PDT).

	Virtually at the Meeting:	Limeade, Inc. will conduct its 2023 Annual Meeting of Shareholders in virtual format only, conducted by live webcast. To attend the annual meeting, visit https://meetings.linkgroup.com/LME23. CDI holders must have obtained a proxy from Chess Depositary Nominees Pty Ltd., the depositary of Limeade’s certificates of depositary interest (CDIs).

The Board of Directors of Limeade, Inc. recommends that you vote FOR the director nominee named in Item No. 1 described in the Proxy Statement and Explanatory Statement. Please note that you cannot use this Notice to vote by mail.